UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

(Exact name of registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-291-2411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2017, Curtis J. Myers (“Mr. Myers”) and Meg R. Mueller (“Ms. Mueller”) each entered into a new Executive Employment Agreement (the “Employment Agreement”), effective as of January 1, 2018, and a Key Employee Change in Control Agreement (the “CIC Agreement”), effective as of January 1, 2018, which amend and supersede previous employment agreements between Fulton Financial Corporation (“Fulton”) and such named executive officers. The form of Employment Agreement and the form of CIC Agreement entered into with the named executive officers, and to be utilized for certain other Fulton executive officers, are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

The promotions of Mr. Myers and Ms. Mueller (each a “Named Executive Officer”) were previously announced and included in the Current Report on Form 8-K for Fulton filed with the Securities and Exchange Commission on October 23, 2017, which is incorporated herein by reference. Mr. Myers became President and Chief Operating Officer of Fulton, effective January 1, 2018. Ms. Mueller became Fulton’s Senior Executive Vice President – Head of Commercial Banking, effective January 1, 2018.

The Employment Agreement provides the Named Executive Officer with a base salary to be reviewed annually (“Base Salary”) and eligibility to participate in the annual short term incentive cash plan and long-term equity incentive plans of Fulton. Pursuant to the Employment Agreement, the Named Executive Officer is also entitled to participate in Fulton’s broad-based retirement plans, welfare benefit plans and other benefit programs. The Employment Agreement provides that the Named Executive Officer shall also receive such other general executive perquisites as approved from time to time by Fulton, such as company-paid club memberships and an employer-provided automobile.

The term of the Employment Agreement shall continue until the earliest of: (a) the Named Executive Officer’s voluntary termination of, or retirement from, employment other than for “Good Reason” (as defined in Section 4.2 of the Employment Agreement); (b) the termination of the Named Executive Officer’s employment for Good Reason; (c) the termination of the Named Executive Officer’s employment by Fulton for any reason other than “Cause” (as defined in Section 4.3 of the Employment Agreement); (d) the termination of the Named Executive Officer’s employment by Fulton for Cause; (e) termination of the Named Executive Officer’s employment with Fulton due to “Disability” (as defined in Section 4.4 of the Employment Agreement); or (f) his or her death. The Employment Agreement will expire, if not terminated sooner as outlined above, on December 31 of the year in which the Named Executive Officer attains the age of sixty-five (65), and the Named Executive Officer shall thereafter only be entitled to post-termination benefits that had commenced prior to the expiration of the Employment Agreement.

In the event the Named Executive Officer’s employment is terminated by the Named Executive Officer during the term of the Employment Agreement for Good Reason, or is terminated by Fulton for any reason other than Cause, death or Disability, then, subject to execution of a release of claims, Fulton shall pay all accrued and unpaid benefits and vested benefits in accordance with the terms of the applicable employee benefit plans, plus twelve (12) months Base Salary in effect immediately prior to the termination; any vested but unpaid bonus as of the date of termination; and a cash bonus for the fiscal year in which the termination date occurs equal to the payout at the target level established for such fiscal year; pro-rated to the date of termination. The Employment Agreement also provides that the Named Executive Officer will continue to be eligible to participate in, or be paid the equivalent cost of continuing, Fulton’s health and welfare employee benefit plans for twelve (12) months after termination. However, if the Named Executive Officer is eligible to receive severance payments under the CIC Agreement at termination of employment, the Named Executive Officer shall not be entitled to receive any severance compensation under the Employment Agreement.

Following the Named Executive Officer’s total Disability or death during the term of the Employment Agreement, his or her employment would terminate, and Fulton would pay all amounts accrued under the Employment Agreement as of the date of such termination. In the event of a termination of the Named Executive Officer’s Employment Agreement as a result of Disability, Fulton shall pay an amount equal to at least six months’ of Base Salary in effect immediately prior to the date of Disability, and thereafter, for as long as the Named Executive Officer continues to be disabled, Fulton shall continue to pay an amount equal to at least 60% of Base Salary in effect immediately prior to the date of Disability until the earlier of the Named Executive Officer’s death or December 31 of the calendar year in which he or she attains age sixty-five (65).

Pursuant to the CIC Agreement, if, during the period beginning ninety (90) days before a “Change in Control” (as defined in Section 2 of the CIC Agreement) and ending twenty-four (24) months after such Change in Control, the employment of the Named Executive Officer is terminated by Fulton without Cause or because of resignation for Good Reason, Fulton or its successor would pay the Named Executive Officer an amount equal to two (2) times the sum of Base Salary in effect immediately before the Change in Control and the highest annual cash bonus or other cash incentive compensation awarded to him or her over the past three years, plus accelerated vesting of all time-based equity awards, and vesting and earning of performance-based equity awards as set forth in the applicable award agreements. The Named Executive Officer would also be eligible to receive an amount equal to that portion of Fulton’s contribution his or her 401(k), profit sharing, deferred compensation or other similar individual account plan which is not vested as of the date of termination, plus up to $10,000.00 for executive outplacement services and other benefits such as participating in Fulton’s health and welfare employee benefit plans for twenty-four (24) months following termination of employment for a Change in Control. There are no single trigger benefits payable under the CIC Agreement solely by the occurrence of a Change in Control.

The Employment Agreement and the CIC Agreement do not provide for an excise tax gross-up for taxes applicable to a severance payment as a result of the Named Executive Officer’s termination of employment. Instead, in the event he or she becomes eligible to receive a severance payment under the CIC Agreement that would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), such payment would be reduced, if necessary, to the extent required to avoid such excise tax imposition and, if any portion of the amount payable is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, such payment would be further reduced to only the amount determined to be deductible under Section 280G.

The preceding description of each of the Employment Agreements and CIC Agreements is qualified in its entirety by reference to the full text of the forms of Employment Agreement and the CIC Agreement that are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Executive Employment Agreement
10.2	Form of Key Employee Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION

Date: January 4, 2018	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Senior Executive Vice President, Chief Legal Officer and Corporate Secretary